Exhibit 10.82

March 14, 2003

Horizon Group Properties, Inc.

77 W. Wacker Drive, Suite 4200

Chicago, Illinois 60601

Attn:  Gary Skoien

                                Re:          Profits Interest Assignment

Dear Gary:

This letter is to confirm the assignment by Huntley Development Limited Partnership (“HDLP”) and Huntley Meadows Residential Venture (“HMRV,” and together with HDLP, the “Assigning Parties”) to Horizon Group Properties, Inc. (“Horizon”) of a portion of certain Net Profits (as defined in the Amended and Restated Agreement and Assignment of Net Profits Interest, dated October 27, 1999, by HDLP and HMRV to Beal Bank, S.S.B (“Beal”), as amended by the First Amendment, as defined below) (as amended, the “Assignment”) to which the Assigning Parties are entitled under the Assignment.  The Assigning Parties acknowledge that each of them is receiving benefits from the Loan through partial repayment of amounts due to Beal, payment of which is secured by properties owned by the Assigning Parties.  Any defined terms used herein and not otherwise defined shall have the meanings assigned thereto in the Assignment.

                                HDLP and HMRV are making this grant as part of a transaction whereby Horizon is making a loan (the “Loan”) of $1,300,000 to Retail Partners, Inc., an Illinois corporation, and Retail Partners Limited Partnership, an Illinois limited partnership.  In consideration for making the Loan, the Company shall receive from the Assigning Parties a right to 3.25% of the Net Profits to which the Assigning Parties are entitled under each of clauses (ii) and (iii) of Section 2 of the First Amendment to the Amended and Restated Agreement and Assignment of Net Profits Interest dated January 30, 2002 (the “First Amendment’) between the Assigning Parties and Beal (the “Subject Net Profits”).  For the avoidance of doubt, such 3.25% shall be a percentage of the Assigning Parties’ portion of the Subject Net Profits, and not 3.25% of the total Net Profits.  Thus, for example, if the Assigning Parties currently have a 65% interest in the Net Profits allocable or distributable under clause (iii) of Section 2 of the First Amendment.  By reason of this letter, Horizon shall have a 2.112% (i.e., 65% x 3.25%), and the Assigning Parties shall have the remaining 62.888%, interest in the Net Profits allocable or distributable under clause (iii) of Section 2 of the First Amendment.  The Subject Net Profits shall not include any amounts used to repay Approved Contributions and interest accrued thereon.

                                Horizon shall have the right, but shall not be required, to cure any default by the Assigning Parties or any respective affiliate of any of them that might, in the sole but reasonable discretion of Horizon, affect Horizon’s rights hereunder, including, but not limited to, any default in payment to Beal or its successors or assigns under any loan by Beal to the Assigning Parties.  If Horizon advances funds (an “Advance”) to cure such default, the Assigning Parties shall repay, or cause to be repaid, the principal amount of such Advance within 30 days after such Advance is made, along with interest on the principal amount thereon at a rate of 10.0% per annum until repaid.  If such Advance is not repaid within such 30-day period, Horizon shall receive a permanent assignment of 50.0% of the Subject Net Profits determined after (i) the repayment of any Advances made by Horizon, together with accrued but unpaid interest thereon and (ii) the distribution to The Prime Group, Inc. and its affiliates of Net Profits in an amount equal to $6,500,000 plus a return thereon equal to ten percent (10.0%) per annum from and after the date of this letter.  Prior to making an Advance, Horizon shall be entitled to a reasonably satisfactory collateral assignment of 50% of the Subject Net Profits as security for the obligation to repay such Advance.

                                Each time Horizon makes an Advance, Horizon shall receive a permanent assignment of an additional 3.25% interest of the Subject Net Profits, which interest shall not be reduced if and when such Advance is repaid.  The Assigning Parties shall lose the right to repay Advances if any Advance is not repaid within the 30-day period after such Advance is made or if the aggregate outstanding principal balance of all Advances which have not been repaid in the 30-day period following such Advance exceeds $250,000.

Each of the Assigning Parties represents and warrants that (i) it owns the rights to the Subject Net Profits and has full power and authority to assign a portion thereof as contemplated hereby; (ii) such rights shall be transferred free and clear of any liens or encumbrances; (iii) such transfer will not violate the partnership agreement of HDLP or HMRV, the organizational documents of HDLP or HMRV or any other contract or agreement that HDLP or HMRV is a party to; (iii) such assignment will not violate any state or federal securities laws;  and (iv) all authorizations and approvals required for the assignment of the interest in the Subject Net Profits as contemplated hereby have been obtained.  Each of the Assigning Parties covenants and agrees that it shall not, without the prior written consent of Horizon, assign, transfer, pledge or otherwise grant any interest to any party (other than Horizon) in the Subject Net Profits.  As a condition to borrowing, The Prime Group, Inc. (“TPG”) (or the appropriate Affiliate or Affiliates of The Prime Group, Inc.) agrees to enter into an agreement (the “Option Agreement”), substantially on the terms set forth on Schedule A attached hereto, within thirty (30) days after the date hereof.  The failure of TPG (or the appropriate Affiliate or Affiliates of TPG) to enter into the Option Agreement within thirty (30) days after the date hereof shall, at the option of Horizon, constitute a default hereunder, unless the failure is attributable to failure of Horizon to negotiate the Option Agreement in good faith.

                In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.  This Agreement constitute the complete agreement of the parties hereto, and supersede all previous understandings and agreements, relating to the subject matter hereof.  Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by Assigning Parties and Horizon.

                                Horizon shall be entitled, in addition to such other relief as it may be entitled, to collect from Assigning Parties and TPG all of Horizon’s costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred in enforcing the terms of this Agreement.

                                This Agreement shall be construed and enforced under the laws of the State of Illinois without regard to the conflict of law principles thereof.

                                As part of the consideration for new value this day received, the Assigning Parties and TPG hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Illinois with respect to any and all actions related to this Agreement or the enforcement of this Agreement and hereby irrevocably waive any and all objections thereto.

                                Any judicial proceeding by the Assigning Parties or TPG against Horizon involving, directly or indirectly any matter or claim in any way arising out of, related to or connected herewith shall be brought only in the federal or state courts of the State of Illinois.  Nothing contained herein shall affect the right of Horizon to bring any action or proceeding against the Assigning Parties or TPG or their property in the courts of any other jurisdiction.

                                WAIVER OF JURY TRIAL.  EACH OF THE ASSIGNING PARTIES AND TPG, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY ASSIGNING PARTY, TPG OR HORIZON WITH RESPECT TO THE LOAN.  NEITHER ASSIGNING PARTY NOR TPG SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY THE ASSIGNING PARTY OR TPG, AS THE CASE MAY BE, AND HORIZON.

[signature pages follow]

This Agreement sets forth the complete understanding of the parties hereto and shall be binding and enforceable on each party in accordance with its terms.

Very truly yours,

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP

By:	Huntley Development Company, Managing General Partner

By:
Name:
Title:

HUNTLEY MEADOWS RESIDENTIAL VENTURE

By:	Prime/Huntley Meadows Residential, Inc., Managing Partner

By:
Name:
Title:

THE PRIME GROUP, INC.

By:
Name:
Title: